Exhibit 10.39 - Promissory Note
                                 Promissory Note

                               Leslie-Locke, Inc.

$7,000,000                                                       June 13, 1997

      Leslie-Locke, Inc., a Delaware corporation (the "Company"), for value received, hereby promises to pay to The Pender County Industrial Facilities and Pollution Control Financing the Authority (the "Issuer"), or assigns, on June 1, the principal sum of SEVEN MILLION DOLLARS ($7,000,000) subject to prior payment, with interest on the unpaid principal sum, from June 13, 1997, until said principal sum shall be paid, and to the extent permitted by law, interest on overdue installments of such interest, at the then interest rate provided in the Bonds, as hereinafter defined. Interest hereunder shall be payable at the time interest is payable on the Bonds.

      Payments shall be made in lawful money of the United States of America in immediately available funds on the date payment is due, at the principal corporate trust office of Norwest Bank Minnesota, National Association (the "Trustee"), in Minneapolis, Minnesota, or at such other place as the Trustee may direct in writing.

      Anything herein to the contrary notwithstanding, any amount held by the Trustee in the Bond Fund referred to in the Indenture, hereinafter defined, shall be credited against the next succeeding payment hereunder and shall reduce the payment to be made by the Company. If the amount held by the Trustee in the Bond Fund should be sufficient to pay at the times required the principal of, premium, if any, and interest on the Bonds then remaining unpaid and to pay all fees and expenses of the Trustee and the Paying Agents accrued and to accrue through final payment of the Bonds, then the Company shall not be obligated to make any further payments hereunder, except to the extent losses may be incurred in connection with investment of moneys in the Bond Fund.

      The Issuer, by the execution of the Indenture, as hereinafter defined, and the assignment form at the foot of this Note, is assigning this Note and the payments thereon to the Trustee acting pursuant to an Indenture of Trust dated as of June 1, 1997 (the "Indenture"), between the Issuer and the Trustee as security for the Issuer's $7,000,000 Industrial Development Revenue Bonds (Leslie-Locke, Inc. Project), Series 1997 (the "Bonds"), as defined in the Indenture, all as issued pursuant to the Indenture. Payments of principal of and interest on this Note shall be made directly to the Trustee for the account of the Issuer pursuant to such assignment and applied only to the principal of and interest on the Bonds. All obligations of the Company hereunder shall terminate when all sums due and to become due pursuant to the Indenture, this Note, the Loan Agreement, hereinafter defined, and the Bonds have been paid.

      In addition to the payments of principal and interest specified in the first paragraph hereof, the Company shall also pay such additional amounts, if any, which, together with other moneys available therefor pursuant to the Indenture, may be necessary to provide for payment when due of principal of (whether at maturity, by acceleration, upon purchase, upon call for mandatory, extraordinary or optional redemption, or otherwise), premium, if any, and interest on the Bonds.

      The Company shall have the option or may be required to prepay this Note in whole or in part upon the terms and conditions and in the manner specified in the Loan Agreement dated as of June 1, 1997 (the "Loan Agreement"), between the Issuer and the Company.

      This Note is issued pursuant to the Loan Agreement in satisfaction of the Company's payment obligation in Section 4.1 thereof and is entitled to the benefits and subject to the conditions thereof, including the provisions of
Section 4.2 thereof that the Company's obligations thereunder and hereunder shall be unconditional as provided in such Section 4.2. All the terms, conditions and provisions of the Loan Agreement and the applicable provisions of the Bonds and the Indenture are, by this reference thereto, incorporated herein as a part of this Note.

      In case an Event of Default, as defined in the Loan Agreement, shall occur, the principal of and interest on this Note may be declared immediately due and payable as provided in the Loan Agreement. This Note shall be governed by, and construed in accordance with, the laws of the State of North Carolina.

      IN WITNESS WHEREOF, the Company has caused this Note to be executed in its corporate name and its seal to be hereunto affixed and attested by its duly authorized officers, all as of the date first above written.

                                        LESLIE-LOCKE, INC.


Attest:


By:                                     By:
   ------------------------                 -------------------------
          Secretary                                 President

                                   ASSIGNMENT

      The Pender County Industrial Facilities and Pollution Control Financing Authority (the Issuer), hereby irrevocably assigns, without recourse, the foregoing Note to Norwest Bank Minnesota, National Association, Trustee under an Indenture of Trust dated as of June 1, 1997 (the Indenture), between the Issuer and the Trustee, and hereby directs Leslie-Locke, Inc. (the Company) as the maker of the Note to make all payments of principal of and interest thereon directly to the Trustee at its principal corporate trust office in Minneapolis, Minnesota, or at such other place as the Trustee may direct in writing. Such assignment is made as security for the payment of the Issuer's $7,000,000 Industrial Development Revenue Bonds (Leslie-Locke, Inc. Project), Series 1997, issued pursuant to the Indenture.

                                       THE PENDER COUNTY INDUSTRIAL
                                       FACILITIES AND POLLUTION CONTROL
                                       FINANCING AUTHORITY



                                       By:
                                            ---------------------------------
                                            Chairman, Board of Commissioners

              , 1997
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